FOR IMMEDIATE RELEASE
October 31, 2013

KEARNY FINANCIAL CORP. ANNOUNCES
RESULTS OF 2013 ANNUAL MEETING

Fairfield, New Jersey – October 31, 2013 - Kearny Financial Corp. (NASDAQ Global Market "KRNY") announced that its 2013 Annual Meeting of Shareholders was held today, Thursday, October 31, 2013. The Company is the majority-owned subsidiary of Kearny MHC, a federally chartered mutual holding company, which owns 76.65% of the Company’s outstanding shares.  At the meeting, John J. Mazur, Jr., Matthew T. McClane and John F. McGovern were re-elected as directors.  Shareholders also ratified the appointment of BDO USA, LLP as the Company's independent auditor for the fiscal year ending June 30, 2014.

Kearny Financial Corp. is the holding company for Kearny Federal Savings Bank, which operates from its administrative headquarters building in Fairfield, New Jersey, and 41 retail branch offices located in Bergen, Hudson, Passaic, Morris, Middlesex, Monmouth, Essex, Union and Ocean Counties, New Jersey. Shares of Kearny Financial Corp. trade on the NASDAQ Global Select Market under the symbol “KRNY.”

For further information contact:
Craig L. Montanaro
President and CEO
Kearny Financial Corp.
973-244-4500